CONSULTING AND MANAGEMENT AGREEMENT

      Consulting and Management Agreement ("Agreement") made the 1st day of January 2007 by and between Linkwell Corp., a Florida corporation ("LWLL"), and China Direct Investments, Inc., a Florida corporation, a wholly owned subsidiary of China Direct, Inc., located at 5301 N. Federal Hwy, Suite 120 Boca Raton, FL 33487 ("CDI" or the "Consultant").

                              W I T N E S S E T H:

A. LWLL desires to engage the services of Consultant as its representative in the United States. As the U.S. representative, LWLL will look to the Consultant for advice as it relates to general business affairs and customs in the United States.

Consultant is desirous of performing such services on behalf of LWLL.

B. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

      1.    CONSULTING SERVICES.

            A     Upon the terms and subject to the conditions contained in this
Agreement, Consultant hereby agrees that he shall, during the term of this Agreement, will undertake the performance of services as outlined in this Agreement.

            B     Upon the terms and subject to the conditions contained in this
Agreement, Consultant hereby agrees that he shall, during the term of this Agreement, will support the Company in the following areas:

                  i.    General business consulting

                  ii.   Translation of Chinese/English documents

                  iii. Management of professional resources, i.e. legal and accounting services

                  iv. Identification and evaluation of potential mergers and acquisitions

                  v.    Assist in the creation of marketing plans

                  vi.   Coordination of public disclosures

                  vii. Introduction to and assessment of potential sources of investment capital

                  viii. US representative offices

      2. TERM. The Agreement shall be for a term of thirty-six (36) months from the date hereof. This Agreement may be extended for an additional twelve
(12) months by LWLL upon the mutual agreement of both LWLL and the Consultant.

      3. COMPENSATION. LWLL shall pay the following compensation to Consultant in consideration for the services to be rendered hereunder:

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            A     The Company shall issue to Consultant 4.7 million shares of
LWLL common stock. 2.5 million shares will be under 2006 equity compensation plan and 2.2 million shares will be restricted.

            B     The Company shall pay consultant certain bonus from time to time in cash or stock upon mutual agreement.

      4. BREACH OF CONTRACT. The sole remedy of this contract in respect of any material breach of this Agreement by Consultant shall be to terminate this Agreement upon the giving of thirty (30) days' prior written notice, but no such termination shall affect the fees payable pursuant to Paragraphs 3 hereof.

      5. INDEMNIFICATION. Consultant shall not be liable to the Company or to any officer, director, employee, stockholders, or creditor of the Company, for any act or omission in the course of or in connection with the provision of advice or assistance hereunder. The Company agrees to and shall defend, indemnify and hold China Direct Investments, Inc. harmless from and against any and all suits, claims, demand, causes of action, judgment damages, expenses and liability (including court costs and attorney's fees paid in the defense of China Direct Investments, Inc.) which may in any way result from services provided by China Direct Investments, Inc. pursuant to or in connection with this Agreement.

      6. TERMINATION. Either party may terminate this Agreement upon the giving of thirty (30) days' prior written notice, but no such termination shall affect the fees payable pursuant to Paragraphs 3 hereof.

      7. SUBCONTRACTORS. This Agreement shall be assignable by Consultant solely upon the consent of Consultant. LWLL acknowledges that from time to time, Consultant may enlist a subcontractor to perform some of the services provided to Customer. In the event services to be performed as outlined in this Agreement are subcontracted to a third party, the third party shall accept responsibility for the performance of such activities. Consultant will cease to bear any responsibility related to the performance of subcontracted services; however the Consultant will act as liaison between the subcontractor and LWLL, to monitor the performance of services to be provided by any third party.

      8. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

      9. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

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      10.   GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

      11. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

      12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

      13. OTHER ACTIVITIES. Nothing contained herein shall prevent Consultant from acquiring or participating in a transaction of any kind with any other entity proposed by Consultant to be acquired by LWLL. Such transaction may be acquired at a price and upon terms and conditions more or less favorable than those offered to LWLL.

      14. DISCLAIMER. Consultant acknowledges that he has relied upon the information provided by LWLL. Consultant has in entering into this Agreement, relied on the warranties or representations made by LWLL, its officers, directors, agents, legal counsel or accountants concerning SUWN and/or its stock as to matters past, present or future.

      15. NATURAL DISASTER. In the event that any obligation of either party is prevented or delayed by circumstances of natural disaster, such party will be excused from any failure to perform any such obligation under this Agreement to the extent that such failure is caused by any such circumstances.

      16. NOTICES. All notices to be given hereunder shall be in writing, with fax notices being an acceptable substitute for mail and/or and delivery to:

Consultant:                             Company:

James Wang, PhD.
CEO, Eastern Operations                 Linkwell Corp
China Direct Investments, Inc.          No. 476 Hutai Branch Road
5301 N. Federal Highway, Suite 120      Baoshan District, Shanghai, China 200436
Boca Raton, FL 33487                    Telephone: (86) 21-56689332
561.989.9171      phone
561.989.9206      Fax
james@cdii.net    email

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


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LINKWELL CORP                                     CHINA DIRECT INVESTMENTS, INC.

/s/ Xuelian Bian                                  /s/ James Wang
-------------------------                         ------------------------------

Xuelian Bian                                      James Wang
                                                  ------------------------------
[Print name]                                      [Print name]

CEO                                               CEO, Eastern Operations
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[Title]                                           [Title]

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[Date]                                            [Date]



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